UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2007 (May 30, 2007)

JER Investors Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32564	75-3152779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Boulevard, Suite 1600, McLean, VA 22102

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code (703) 714-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 30, 2007, the date of the annual meeting of stockholders of JER Investors Trust Inc. (the “Company”), the Company’s stockholders approved, and the Company amended, its Nonqualified Stock Option and Incentive Award Plan (the “Plan”), and the Company’s stockholders also approved the adoption of a Nonqualified Stock Option and Incentive Award Plan for Manager Only (the “Manager Plan” and, together with the Plan, the “Plans”). The material features of the Plans are summarized below.

General

The Plans provide for the granting of (i) nonqualified stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) performance awards and (v) other stock-based and non-stock based awards under the Plans, as the Board of Directors of the Company (the “Board of Directors”) or a designated committee thereof (the “Committee”) may determine. In addition, the Plan provides for the granting of outperformance awards.

Securities Subject to the Plans

The Plans provide that (1) 106,250 shares may be awarded as restricted stock; (2) up to 1,000,000 shares may be issued as outperformance awards; and (3) 0.5% of the number of shares of Common Stock of the Company (the “Common Stock”) outstanding as of the effective date of the Plans may be awarded as restricted stock, options or other awards under the Plans. The Plans also provide that the number of shares described in (3) above will increase each year by the lesser of 500,000 or 0.5% of the number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year. The aggregate number of shares of Common Stock as to which awards may be granted to any participant during any calendar year may not exceed 50% of the shares of Common Stock reserved for the purposes of the Plan (but this does not apply to shares of Common Stock as to which awards may be granted under the Manager Plan).

The Plans provide that, in the event that the Board of Directors determines that any transaction or other event affects the Common Stock such that an adjustment of outstanding awards is appropriate in order to prevent dilution or enlargement of the rights of participants under the awards, then the Committee will make such equitable adjustments as it deems necessary to the number and kind of shares of Common Stock (or other securities) which may thereafter be issued in connection with outstanding awards, the exercise price specified for the outstanding awards and the number and kind of shares of Common Stock (or other securities) authorized by or to be granted under the Plans, including the maximum grants to individuals in a specified period.

The aggregate number of shares of Common Stock that may be issued under the Plans is subject to a combined maximum limit, which means that if shares of Common Stock are issued under the Plan, less shares of Common Stock will be available for issuance under the Manager Plan. Correspondingly, if shares of Common Stock are issued under the Manager Plan, less shares of Common Stock will be available for issuance under the Plan.

Eligibility

Each natural person who performs services for the Company and is a director, officer, employee, consultant or advisor of the Company, or of any parent or subsidiary of the Company or J.E. Robert Company, Inc. will be eligible to be considered for awards under the Plan. JER Commercial Debt Advisors, LLC, the manager of the Company, and other non-natural persons who perform services for the Company are eligible to be considered for awards under the Manager Plan. Additional participants under the Plans may be selected from time to time by the Committee, in its sole discretion, and the Committee will determine, in its sole discretion, the number of shares of Common Stock covered by each award.

Outperformance Awards

The Plan allows for the granting of outperformance awards to designated members of the Company’s senior management team or other key employees of J.E. Robert Company, Inc. Outperformance awards are designed to deliver value only if the Company successfully creates value for stockholders based on the total return to stockholders in excess of a threshold amount as determined by the Committee in its sole discretion, subject to the following terms: (1) the threshold amount may not be less than 36% over a three-year performance period on a simple non-cumulative basis; and (2) the aggregate value of the outperformance awards may not exceed the lesser of (i) an amount equal to 10% of the amount by which the total return to stockholders exceeds the threshold amount or (ii) $30 million. Earned outperformance awards will be paid in the form of Common Stock, which may be subject to additional vesting requirements, as the Committee determines. Subject to the restrictions set forth in the applicable award agreement, a participant who earns stock from an outperformance award, with respect to awards of stock (whether vested or unvested), will have all of the rights of a stockholder, including the right to vote the stock and the right to receive any cash or stock dividends on such stock.

Non-Officer Director Awards

On the first business day after each annual stockholders’ meeting of the Company during the term of the Plan, each person who is a non-officer director at the time of such meeting will be granted such amount of shares of restricted stock or restricted stock units as determined by the Committee prior to the applicable annual stockholders’ meeting. One-half of the shares subject to each non officer director award will not be subject to a risk of forfeiture on the date of grant, and the other one-half of the shares will be subject to a risk of forfeiture for one year from the date of grant. In addition, the non-officer director will not be able to sell, assign, transfer, pledge, hypothecate or otherwise dispose of any of the shares subject to each non-officer director award for one year from the date of grant.

Effect of Change in Control

Unless the Committee determines otherwise or as otherwise provided in an award agreement, if (i) a change in control (as defined in the Plans) occurs; (ii) some or all of the outstanding awards are not cancelled by the Committee; and (iii) within the 24-month period following the change in control, the Company (or, if applicable, its affiliate) terminates the employment (or service) of the holder of a then outstanding award other than for “Cause” (which term shall be defined in the award agreement) or the holder terminates his or her employment (or service) for “Good Reason” (which term shall be defined in the award agreement), such award will, immediately prior to such termination, become fully vested and, to the extent applicable, exercisable.

For purposes of the Plans, a change in control will have been deemed to have occurred unless prior to the occurrence of such event, the Board of Directors determines that such event will not constitute a change in control.

Amendment and Termination of the Plans

The Board of Directors may at any time and from time to time alter, amend, suspend, or terminate the Plans in whole or in part; provided that no amendment which requires stockholder approval in order for the Plans to comply with a rule or regulation deemed applicable by the Committee, will be effective unless the same is approved by the requisite vote of the stockholders of the Company entitled to vote thereon.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Nonqualified Stock Option and Incentive Award Plan

10.2	Nonqualified Stock Option and Incentive Award Plan for Manager Only

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JER Investors Trust Inc.
(Registrant)

Date: June 5, 2007	By:	/s/ Tae-Sik Yoon
	Name:	Tae-Sik Yoon
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Nonqualified Stock Option and Incentive Award Plan

10.2	Nonqualified Stock Option and Incentive Award Plan for Manager Only